Exhibit 3.1

STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

JEFFERY LANDERFELT
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

December 30, 2015

Job Number: C20151230-1112
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20150568465-62	Certificate of Designation	6 Pages/1 Copies

Respectfully,

BARBARA K. CEGAVSKE
Secretary of State

Certified By: Nita Hibshman
Certificate Number: C20151230-1112
You may verify this certificate
online at **http://www.nvsos.gov/**

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

150103

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Designation

(PURSUANT TO NRS 78.1955)

Filed in the office of	Document Number
Barbara K. Cegavske (signature)	20150568465-62
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 12/30/2015 8:00 AM
	Entity Number E0678482009-7

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation For Nevada Profit Corporations (Pursuant to NRS 78.1955)

1. Name of corporation:

STAFFING 360 SOLUTIONS INC.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

3. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

4. Signature: (required)

X (signature)

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Stock Designation
Revised: 1-5-15

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CERTIFICATE OF DESIGNATIONS,

PREFERENCES AND RIGHTS

OF

SERIES B PREFERRED STOCK

OF

STAFFING 360 SOLUTIONS INC.

_______________

The undersigned, being the Executive Chairman of Staffing 360 Solutions, Inc., a Nevada corporation (the “Company”), in accordance with the provisions of the Nevada Revised Statutes, does hereby certify that, pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation of the Company, the following resolution creating a series of Series B Preferred Stock, was duly adopted on December 24, 2015:

RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Company by provisions of the Articles of Incorporation of the Company, as amended (the “Articles of Incorporation”), there hereby is created out of the shares of preferred stock of the Company, par value $0.00001 per share, as authorized in Article III of the Articles of Incorporation (the “Preferred Stock”), a series of Preferred Stock of the Company, to be named “Series B Preferred Stock” consisting of 200,000 shares;

1.                  Designation and Amount. The shares of such series shall have a par value of $0.00001 per share and shall be designated as “Series B Preferred Stock” and the number of shares constituting the Series B Preferred Stock shall be 200,000 shares. The Series B Preferred Stock shall have a stated value of $10.00 per share (the “Stated Value”).

2.                  Dividends.

No Payment of Dividends. There will be no dividends associated with the Series B Preferred Stock or payable to the holders of the Series B Preferred Stock (each a “Holder”). If a Holder elects to convert the Series B Preferred Stock, in accordance with Section 3, into common stock of the Company, par value $0.00001 per share (the “Common Stock”), then the Holder will have the same rights and receive the same dividends, if any, as the holders of the Common Stock.

3.                  Conversion.

3.1              Restrictive Legend. Each certificate evidencing shares of Common Stock issued to the Holder following the conversion of the Series B Preferred Stock shall bear the following restrictive legend or a similar legend until such time as the transfer of such security is not restricted under the federal securities laws:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY.

3.2              Adjustment of Conversion Rate. The number of shares of Common Stock issuable upon the conversion of the Series B Preferred Stock shall be subject to adjustment from time to time as follows:

(i)                 Adjustment for Stock Splits and Combinations. If the Company shall at any time (i) subdivide the outstanding Common Stock, (ii) combine the outstanding Common Stock into a smaller number of shares, or (iii) declare a dividend or otherwise distribute to all holders of Common Stock (including any such distribution made to the stockholders of the Company in connection with a consolidation or merger in which the Company is the continuing company) evidences of its indebtedness, or assets, or rights, options, or warrants to subscribe for or purchase Common Stock, or securities convertible into or exchangeable for shares of Common Stock, then, in each case, the number of shares of Common Stock issuable upon the conversion of the Series B Preferred Stock shall be proportionately adjusted so that the Holder after such time shall be entitled to receive the aggregate number and kind of shares, evidences, rights, options, warrants or securities which, if the Series B Preferred Stock had been converted immediately prior to such time, the Holder would have owned upon such conversion and been entitled to receive by virtue of such dividend, subdivision, combination, or distribution.

(ii)               Change in Conversion Shares upon Consolidations and Mergers in Which the Company Is Not the Surviving Company and upon Certain Sales, Leases, and Conveyances. In case of any consolidation with or merger of the Company with or into another corporation or other entity (other than a merger or consolidation in which the Company is the surviving or continuing corporation), or in case of any sale, lease, or conveyance to another corporation or entity of the property and assets of any nature of the Company as an entirety or substantially as an entirety (such actions being hereinafter collectively referred to as “Reorganizations”), there shall thereafter be deliverable upon conversion of the Series B Preferred Stock (in lieu of the number of shares of Common Stock theretofore deliverable) the kind and amount of shares of stock or other securities or property receivable upon such Reorganization by a holder of the number of shares of Common Stock equal to the number of shares of Common Stock issuable upon the conversion of the Series B Preferred Stock for which the Series B Preferred Stock might have been redeemed immediately prior to such Reorganization. The Company shall not effect any such Reorganization unless upon or prior to the consummation thereof the successor corporation, or if the Company shall be the surviving corporation in any such Reorganization and is not the issuer of the shares of stock or other securities or property to be delivered to holders of shares of the Common Stock outstanding at the effective time thereof, then such issuer, shall assume by written instrument the obligation to deliver to the Holder such shares of stock, securities, cash or other property as the Holder shall be entitled to upon a conversion of the Series B Preferred Stock in accordance with the foregoing provisions.

(iii)             Change in Shares upon Certain Reclassifications, Consolidations, and Mergers. In case of any reclassification or change of the Common Stock (other than a change in par value or from no par value to a specified par value, or as a result of a subdivision or combination of the outstanding shares of Common Stock, but including any change of the shares of Common Stock into two or more classes or series of shares), or in case of any consolidation or merger of another corporation or entity into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination of the outstanding shares of Common Stock, but including any change of the shares into two or more classes or series of shares), the Holder shall have the right thereafter to receive upon conversion of the Series B Preferred Stock solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such reclassification, change, consolidation, or merger by a holder of the number of shares of Common Stock equal to the number of shares of Common Stock for which the Series B Preferred Stock might have been redeemed immediately prior to such reclassification, change, consolidation, or merger.

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(iv)             Other Events. If any event occurs of the type contemplated by the provisions of this Section 3.2 but not expressly provided for by such provisions (including, without limitation, the granting to stockholders of the Company as a whole of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors will make an appropriate adjustment in the Conversion Rate so as to protect the rights of the Holder under this Certificate.

(v)               No Impairment. The Company will not, through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company.

(vi)             Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, or in any rights, options or warrants to subscribe for or to purchase Common Stock (such rights or options or warrants being herein called “Options”) or in any stock or other securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being herein called “Convertible Securities”) or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

3.3              Optional Conversion. At any time each Holder may elect to convert the shares of Series B Preferred Stock held by such Holder into shares of Common Stock (“Series B Conversion”). Upon the Series B Conversion, a Holder shall receive one share of Common Stock for every one share of Series B Preferred Stock that the Holder elects to convert (subject to adjustment per Section 3.2, the “Conversion Rate”); provided, however, that (i) to the extent that the Holder’s right to receive such amount of Common Stock upon conversion of the shares of Series B Preferred Stock would result in the Holder exceeding the Beneficial Ownership Limitation (as defined below), then the Holder shall not be entitled to convert such shares of Series B Preferred Stock into a number of Common Stock that exceeds such Beneficial Ownership Limitation, and (ii) notwithstanding any other provision to the contrary, in no event can conversion of the Series B Preferred Stock pursuant to the terms of this Certificate of Designations, Preferences and Rights of Series B Preferred Stock (the “Certificate”) result in the issuance of shares of Common Stock that would exceed the “Exchange Cap”. The "Exchange Cap" shall be deemed to have been reached if, at any time prior to the shareholders of the Company approving any transaction(s) pursuant to which Series B Preferred Stock, Convertible Securities and/or Common Stock are issuable that may be aggregated with such shares of Common Stock issuable upon conversion of Series B Preferred Stock (“Transaction(s)”), the number of shares of Common Stock issuable under outstanding shares of Series B Preferred Stock and other Convertible Securities and shares of Common Stock issued pursuant to such Transactions(s) would exceed 19.9% of the shares of Common Stock outstanding as of the date of the earliest Transaction(s). The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of the Series B Preferred Stock. For purposes of this Section 3.3, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. The Holders of two-thirds of the Series B Preferred Stock then outstanding, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 3.3; provided, that the Beneficial Ownership Limitation in no event shall exceed 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of the outstanding Series B Preferred Stock and the provisions of this Section 3.3 shall continue to apply with respect to such increased or decreased Beneficial Ownership Limitation, as the case may be. Any increase in the Beneficial Ownership Limitation will not be effective until the sixty-first (61st) day after such notice is delivered to the Company. The provisions of this Section 3.3 shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3.3 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this Section 3.3 shall apply to a successor holder of the Series B Preferred Stock.

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4.                  Liquidation. In the event of a liquidation, dissolution or winding up of the Company, the remaining assets of the Company available for distribution to its stockholders shall be distributed on a pari passu basis among the holders of shares of the Series B Preferred Stock and Common Stock, pro rata based on the number of shares held by each such holder.

5.                  Voting Rights. Except as otherwise required by law, the Series B Preferred Stock shall have no voting rights.

6.                  Miscellaneous.

6.1              Amendments in Writing. Except as otherwise provided herein, the provisions of the Series B Preferred Stock may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holders representing at least two thirds of the outstanding Series B Preferred Stock.

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6.2              Mutilated, Lost, Stolen or Destroyed Certificate. In case the Series B Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated certificate, or in lieu of and substitution for the certificate, mutilated, lost, stolen or destroyed, a new certificate of like tenor and representing an equivalent right or interest, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and an indemnity or bond, if requested, also reasonably satisfactory to it.

6.3              Notices. Notice to any Holder of the Series B Preferred Stock shall be given to the registered address set forth in the Company’s records for such Holder. With respect to any notice to a Holder required to be provided herein, neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular Holder shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice with respect to the other Holders or affect the legality or validity of any distribution, rights, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up, any other corporate action or the vote upon any such action. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice.

6.4              Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any preferred stock certificates representing the shares of Series B Preferred Stock, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Company and, in the case of mutilation, upon surrender and cancellation of the preferred stock certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, that the Company shall not be obligated to re-issue preferred stock certificates if the holder contemporaneously requests the Company to convert such shares of Series B Preferred Stock into Common Stock.

6.5              This Certificate of Designation may be amended with the approval of the Board of Directors and the consent of the holders of a majority of the then outstanding shares of the Series B Preferred Stock.

6.6              This Certificate of Designation shall become effective upon the filing thereof with the Secretary of State of the State of Nevada.

IN WITNESS WHEREOF, the Company has caused this Certificate of Designations, Preferences and Rights to be signed in its name and on its behalf on this 24th day of December, 2015 by a duly authorized officer of the Company.

STAFFING 360 SOLUTIONS INC.

By:	/s/ Brendan Flood
Name: Brendan Flood
Title: Executive Chairman

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